UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  July 25, 2005
                                               _________________________________

                          Pre-Paid Legal Services, Inc.
________________________________________________________________________________
             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
________________________________________________________________________________
                 (State or Other Jurisdiction of Incorporation)


     001-09293                                            73-1016728
________________________________________________________________________________
(Commission File Number)                       (IRS Employer Identification No.)


          One Pre-Paid Way
              Ada, OK                                       74820
________________________________________________________________________________
(Address of Principal Executive Offices)                  (Zip Code)


                                 (580) 436-1234
________________________________________________________________________________
              (Registrant's Telephone Number, Including Area Code)


________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On July 25, 2005, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three and six months ended June 30, 2005. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits

         The following exhibits are included with this report:

   Exhibit No.                              Description

       99.1         Company Press Release dated July 25, 2005


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By: /s/ Randy Harp
                              __________________________________________________
                              Randy Harp, Chief Operating Officer

Date:  July 25, 2005

For Immediate Release                             Company      Steve Williamson
Monday, July 25, 2005                             Contact:        (580) 436-1234

         Pre-Paid Legal Announces Second Quarter 2005 Financial Results

                Membership Revenue Up 10% and Commissions Up 31%

ADA, OK, July 25, 2005 - Pre-Paid Legal Services, Inc. (NYSE:PPD) announced financial results for the second quarter and six months ended June 30, 2005. Membership revenues increased 10% to a record $97.1 million vs. $88.1 million. Primarily due to a 31% increase ($9.2 million) in commissions, second quarter net income decreased 32% to $6.9 million vs. $10 million for the 2004 second quarter. Diluted earnings per share decreased 27% to 44 cents vs. 60 cents. Diluted earnings per share declined less than net income due to the 5% decrease in diluted shares outstanding.

First half 2005 membership revenues increased 8% to a record $189.6 million vs. $174.9 million for the first half of 2004. Primarily due to a 20% ($11.6 million) increase in commissions, net income for the first six months of 2005 decreased 23% to $15.8 million vs. $20.6 million for the first six months of 2004. Diluted earnings per share decreased 19% to $1.00 vs. $1.24. Diluted earnings per share declined less than net income due to the 6% decrease in diluted shares outstanding.

To put the decline in net income in perspective it is appropriate to review our accounting method. During 2005 we had meaningful increases in new membership sales and "add-on" Identity Theft sales. We expense commission advances in the first month. Increased sales thus reduce current earnings but increase future earnings as the revenues are earned and recorded without the corresponding commissions.

Net cash  from  operations  for the six  months  ended  June 30,  2005 vs.  2004 remained unchanged at approximately $21 million. We invested $11.6 million during the first six months of 2005 repurchasing 335,000 shares at an average price of $34.69. We also paid out $12.4 million in dividends. Since April 1999, we have repurchased 9.4 million shares, investing $222.5 million at an average per share cost of $23.64. Shares outstanding have been reduced by approximately 35%. At June 30, 2005 we owed $19.7 million on our stock purchase line of credit, $16.4 million on our line of credit for our new office building and $2.2 million on our aircraft loan, and had unpledged cash and investment balances exceeding $41.9 million.

Second quarter 2005 membership fees increased 5% vs. the first quarter of 2005. Associate services revenues increased approximately $133,000. Associates services and direct marketing expenses decreased approximately $1.1 million. Membership benefits represented 35% of membership fees in both periods. Commissions were 40% vs. 34% of membership fees respectively due to growth in new membership sales and "add-on" Identity Theft sales. General and administrative expenses represented 13% and 12% of membership fees respectively.

We will conduct a conference call to present the second quarter results on Wednesday, July 27, 2005, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (719) 457-2698. Audio replay will be available beginning at 12:00 p.m. Eastern Time on July 27, 2005 and will run through midnight Wednesday, August 3, 2005 by dialing (719) 457-0820; passcode for the replay is 7519483. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

We expect to file our quarterly report on Form 10-Q for the period ended June 30, 2005 later this week.

About Pre-Paid Legal Services

We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase significantly our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we may have material weaknesses in our internal control environment. Please refer to pages 38 and 39 of our 2004 Form 10-K and pages 8 and 9 of the Company's March 31, 2005 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.



PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)
                                                                           Three Months Ended         Six Months Ended
                                                                                June 30,                  June 30,
                                                                         -------------------------------------------------
                                                                            2005         2004         2005         2004
                                                                         ----------  -----------   ----------  -----------
Revenues:
  Membership fees....................................................    $  97,093   $   88,120    $ 189,597   $  174,870
  Associate services.................................................        7,175        5,918       14,217       12,475
  Other..............................................................        1,351        1,391        2,700        2,693
                                                                         ----------  -----------   ----------  -----------
                                                                           105,619       95,429      206,514      190,038
                                                                         ----------  -----------   ----------  -----------
Costs and expenses:
  Membership benefits................................................       33,710       30,449       66,431       59,735
  Commissions........................................................       38,820       29,591       70,497       58,863
  Associate services and direct marketing............................        7,963        6,704       17,059       14,307
  General and administrative.........................................       12,337       10,904       23,436       20,950
  Other, net.........................................................        2,326        2,505        4,967        4,690
                                                                         ----------  -----------   ----------  -----------
                                                                            95,156       80,153      182,390      158,545
                                                                         ----------  -----------   ----------  -----------

Income before income taxes...........................................       10,463       15,276       24,124       31,493
Provision for income taxes...........................................        3,610        5,270        8,323       10,865
                                                                         ----------  -----------   ----------  -----------
Net income...........................................................    $   6,853   $   10,006    $  15,801   $   20,628
                                                                         ----------  -----------   ----------  -----------

Basic earnings per common share......................................    $    .45    $     .61     $   1.02    $    1.24
                                                                         ----------  -----------   ----------  -----------

Diluted earnings per common share....................................    $    .44    $     .60     $   1.00    $    1.24
                                                                         ----------  -----------   ----------  -----------

Weighted average number of shares:
  Basic..............................................................       15,397       16,485       15,480       16,619
  Diluted............................................................       15,670       16,558       15,754       16,692

Net cash provided by operating activities............................   $    3,620   $    3,873   $   21,038   $   20,841
Net cash provided by (used in) investing activities..................   $    6,049   $   (2,135)  $    3,162   $   (6,785)
Net cash used in financing activities................................   $   (6,977)  $   (4,472)  $  (27,897)  $  (17,998)
                                                                  ###
